Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

REDWOODS ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	457(f)	11,000,000	(1)	—	$3,291,313.28	(2)	$0.00011020	$362.70	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A	N/A		N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A			N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts						$3,291,313.28			$362.70
	Total Fees Previously Paid									N/A
	Total Fee Offsets									N/A
	Net Fee Due									$362.70

(1)	Relates to Class A common stock, par value $0.001 per share, of Redwoods Acquisition Corp. (“RWOD”), a Delaware corporation, issuable upon the proposed merger of Anew Medical, Inc. (“ANEW”), a Wyoming corporation, and Anew Medical Sub, Inc., a Wyoming corporation and a wholly-owned subsidiary of RWOD, with and into ANEW (the “Merger”), with ANEW surviving the Merger as a wholly-owned subsidiary of RWOD. This number is based on the maximum number of shares of common stock of the combined company (the “Combined Company Common Stock”) estimated to be issuable in connection with the Merger, which is equal to the sum of (i) 6,000,000 shares of Combined Company Common Stock issuable upon the consummation of the Merger and (ii) up to 5,000,000 shares of Combined Company Common Stock that may be issued to ANEW stockholder after such date.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the product of (x) $0.00315 (the average of the high and low prices of ANEW’ common stock as reported on the OTCQB on July 24, 2023), times (y) the estimated number of ANEW securities to be canceled in exchange for RWOD shares of common stock.

(3)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.00011020.